Exhibit 99.2

MOHEGAN GAMING & ENTERTAINMENT ANNOUNCES REFINANCING TRANSACTIONS

Uncasville, Connecticut, January 13, 2021 – Mohegan Gaming & Entertainment (“MGE” or the “Company”) today announced that it has commenced a private offering (the “Offering”) of $1.175 billion aggregate principal amount of second priority senior secured notes due 2026 (the “Notes”). The consummation of the Offering is conditioned on, among other things, MGE’s replacement of its existing senior secured credit facilities (the “Senior Secured Credit Facilities”) with a new revolving credit facility, or an amendment and restatement of the Senior Secured Credit Facilities into a new revolving credit facility, in either case with commitments of not less than $250 million (the “New Senior Secured Credit Facility”) prior to or substantially concurrent with the Offering. The net proceeds from the Offering and borrowings under the New Senior Secured Credit Facility, together with cash on hand, will be used to fund the repayment, satisfaction and discharge of certain existing indebtedness of MGE, including all loans outstanding under the Senior Secured Credit Facilities, all obligations in respect of MGE’s Main Street term loan facility and MGE’s debt to the Mohegan Tribe in respect of certain subordinated loans, and to pay related fees and expenses.

The Notes will be guaranteed by certain of the Company’s subsidiaries.

The Offering will be made only to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The Notes will be subject to restrictions on transferability and resale and may not be transferred or resold, except in compliance with the registration requirements of the Securities Act or pursuant to an exemption therefrom and in compliance with other applicable securities laws. The Notes will not be registered under the Securities Act or any state or other securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

No Offer or Solicitation

This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful. The Offering is made only by, and pursuant to, the terms set forth in the related offering memorandum. The Offering is not being made to persons in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Special Note Regarding Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of MGE. Information concerning potential factors that could affect MGE’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2020, as well as in MGE’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. MGE does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. MGE cannot assure that projected results or events will be achieved or will occur.

Contact:

Christopher Jones

Vice President, Corporate Finance

Mohegan Gaming & Entertainment

(860) 862-8000